Exhibit 4.1

100,000,000 shares of a par value of US$0.01 each

OSSEN INNOVATION CO., LTD.

(Registered under the laws of the British Virgin Islands)

Number __________	CUSIP G67908 106 Shares

THIS IS TO CERTIFY THAT _____________________________________ is the registered holder of _________________________________________ Ordinary Shares in the above-named Company subject to the memorandum and articles of association thereof.

Transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: _______

Countersigned and registered
Corporate Logo
Transfer Agent and Registrar
By:
Authorized Officer

By:	By:
Chief Financial Officer	Chief Executive Officer

OSSEN INNOVATION CO., LTD.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT MIN ACT
TEN ENT – as tenants by the entireties	_______Custodian_______ (Cust) (Minor) Under Uniform Gifts to Minors Act of ____ (State)
JT TEN – as joint tenants with right of survivorship and not as tenants in common (State)

Additional Abbreviations may also be used though not in the above list.

The Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ______________________ hereby sell, assign and transfer unto _________________________.

__________________________________________________

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.)

______________________________________________________________________________________________________

______________________________________________________________________________________________________

______________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE.)

____________shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________ Attorney to transfer the said stock on the books of the within named Company will full power of substitution in the premises.

Dated _______________ _____________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

By______________________________
THE SIGNATURE(S) SHOULD BE  GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION  (BANKS,  STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND  CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE  GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).